Exhibit 2.3b

FIRST AMENDED COMMON STOCK

SHAREEXCHANGEAGREEMENT

by and among

ENDEXX CORPORATION,

A Nevada Corporation

and

GO GREEN GLOBAL ENTERPRISES, INC.

A Nevada Corporation

Effective as Amended July 10, 2018; Original Executed on May 7, 2018

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COMMONSTOCKSHAREEXCHANGEAGREEMENT

THIS FIRST AMENDED COMMON STOCK SHARE EXCHANGE AGREEMENT (the “Agreement”), is made and entered into this 10TH day of JULY, 2018, by and among Go Green Global Enterprises, Inc., with an address of 401 Ryland Street Ste. 200-A, Reno, NV 89502 (hereafter “GO GREEN”), and ENDEXX CORPORATION, with an address of 38246 North Hazelwood Circle. P.O. Box 4317, Cave Creek, AZ 85331 (hereafter, “ENDEXX”). For purposes of this Agreement, both GO GREEN and ENDEXX may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

The Parties previously entered into a Common Stock Share Exchange Agreement on May 7, 2018. Pursuant to Section 7.11, the Parties hereby agree to amend the Common Stock Share Exchange Agreement to include certain contracts assumed by ENDEXX as are more particularly set out in Section 1.9.

GO GREEN is a corporation formed and operating in good standing under the laws of the State of Nevada with twenty million (20,000,000) authorized shares of common stock, none issued and outstanding. GO GREEN desires to exchange all of its authorized common stock with ENDEXX in exchange for ENDEXX issuing to GO GREEN’s founders Donald Steinberg and Edward Petrullo, five million (5,000,000) common shares each pursuant to the terms and conditions in this transaction;

ENDEXX is a corporation formed and operating in good standing under the laws of the State of Nevada. ENDEXX is a publicly traded company on OTC Markets Group, Inc. electronic quotation system under the symbol “EDXC.” ENDEXX has 1,000,000,000 authorized shares of which 266,996,245 shares are outstanding as of September 30, 2017. ENDEXX desires to exchange twenty million shares of its common stock for all of the authorized shares of GO GREEN pursuant to the terms in this transaction;

As a result of the completion of this transaction, ENDEXX will acquire a controlling interest in GO GREEN pursuant to Nevada Revised Statute 78.3785;

NOW, · THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF GO GREEN

GO GREEN represents and warrants as follows:

Section 1.1 Organization of GO GREEN. GO GREEN is a corporation duly organized under the laws of Nevada and has the corporate power and is duly authorized to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in any jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. GO GREEN has granted ENDEXX the opportunity to review and consider complete and correct copies of GO GREEN’S articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of GO GREEN’s articles of incorporation or bylaws. GO GREEN has full power, authority and legal right to authorize the execution and delivery of this Agreement.

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Section 1.2 Capitalization. The authorized capitalization of GO GREEN consists of 20,000,000 Common Shares, $.0001 par value per share. No shares are issued and outstanding. Immediately prior to the Closing Date, GO GREEN shall have no common shares issued and outstanding. All issued and outstanding shares will be legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person. GO GREEN has no agreements contemplating the issuance of any additional securities, warrants or options by GO GREEN.

Section 1.3 Subsidiaries. GO GREEN has no subsidiaries.

Section 1.4 Tax Matters: Books and Records.

(a) The available financial books and records of GO GREEN have been presented to ENDEXX, and those presented financial books and records represent alt of the available financial books and records in the possession of the GO GREEN executive team; and

(b) GO GREEN has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c) At or prior to closing, all of the outstanding liabilities of GO GREEN known by GO GREEN to exist during the term of office of the current officers, shall be satisfied, cancelled, or otherwise extinguished so that there shall be no known outstanding debts or liabilities in GO GREEN.

Section 1.5 Litigation and Proceedings. There are no known actions, suits, proceedings or investigations pending or threatened by or against or affecting GO GREEN or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition or income of GO GREEN. GO GREEN is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6 Material Contract Defaults. GO GREEN is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of GO GREEN, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which GO GREEN has not taken adequate steps to prevent such a default from occurring.

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Section 1.7 Information. The information concerning GO GREEN as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.8 Title and Related Matters. GO GREEN has title to all assets disclosed to ENDEXX.

Section 1.9 Contracts. As of the Closing Date, GO GREEN is a party to two consulting contracts that are material commitments to GO GREEN. On June 15, 2018, GO GREEN entered into two consulting agreements; one with Donald Steinberg and one with Edward Petrullo. Each of those consulting agreements are included as exhibits to this Amended Agreement. As a condition and material part of this Amended Agreement, ENDEXX agrees to assume all legal responsibility for the obligations contained in each consulting agreement.

Other than the aforementioned consulting agreements and disclosures contained in this Amended Agreement:

(a) There are no material contracts, agreements franchises, license agreements, or other commitments to which GO GREEN is a party or by which it or any of its properties are bound.

(b) GO GREEN is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction, or any judgment, order, writ, injunction , decree or award materially and adversely affects, or in the future may (as far as GO GREEN can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of GO GREEN; and

(c) GO GREEN is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $10,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate ..

Section 1.10 Compliance With Laws and Regulations. To the best of GO GREEN’s knowledge and belief, GO GREEN has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof.

Section 1.11 Insurance. GO GREEN currently has no insurance policies of any kind in effect.

Section 1.12 Approval of Agreement. As of the Closing the directors of GO GREEN shall have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

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Section 1.13 Material Transactions or Affiliations. At and as of the Closing, subject to the terms of this Agreement and the disclosures, covenants and warranties made herein, there are no material contracts or agreements of arrangement between GO GREEN and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of GO GREEN and which is to be performed in whole or in part after the date hereof. GO GREEN has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.14 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which GO GREEN is a party or to which any of its properties or operations are subject

Section 1.15 Financial Statements. All available GO GREEN accounting and financial reports have been made available to ENDEXX.

Section 1.16 GO GREEN acknowledges that the ENDEXX shares being acquired pursuant to this Agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) unless pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Section 1.17 GO GREEN and its designees, founders Donald Steinberg and Edward Petrullo, are acquiring the ENDEXX Shares for their own accounts for long term investment, and not with a view toward distribution thereof as underwriters of ENDEXX. The share exchange is made pursuant to an exemption from registration under Section 506 of the Securities Act. Messrs. Steinberg and Petrullo are accredited investors as that term is defined by Section 501 of the Securities Act and/or sophisticated investors pursuant to the Securities Act.

Section 1.18 GO GREEN acknowledges that the ENDEXX shares that are the subject of this Agreement have been offered to it in direct communication between it and ENDEXX, and not through any advertisement of any kind.

Section 1.19 GO GREEN acknowledges that it has been encouraged to seek its own legal and financial counsel to assist it in evaluating this exchange. GO GREEN acknowledges that ENDEXX has given it and its counsel access to all information relating to the ENDEXX’s business that GO GREEN or its designees requested. GO GREEN and its designees acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of ENDEXX so that it can make a reasoned decision as to this exchange of the Shares and is capable of evaluating the merits and risks of this purchase. GO GREEN and its designees are sophisticated investors.

Section 1.20 GO GREEN is aware of the restrictions of transferability of the Shares and further understands the certificates of ENDEXX common stock shall bear the following legend.

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THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

GO GREEN understands that the ENDEXX common stock may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF ENDEXX

As an inducement to, and to obtain the reliance of GO GREEN, ENDEXX represents and warrants as follows:

Section 2.1 Common Stock. ENDEXX has current authorized shares of 1,000,000,000 authorized common shares of which 266,996,245 common shares are outstanding as of September 30, 2017.

Section 2.2 Capitalization. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement, except for restrictions on transfer imposed by federal and state securities laws.

Section 2.3 ENDEXX Tax Matters; Financial Books & Records The financial statements of ENDEXX do not comply with the applicable accounting requirements and the rules and regulations of the SEC. The Company’s financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GMP”). The company’s financial statements fairly present the financial condition and operating results of ENDEXX as of the dates, and for the periods, indicated therein, subject to normal year-end audit . adjustments. Except as set forth in the Financial Statements, ENDEXX has no material liabilities (contingent or otherwise).

Section 2.5 Information. The information concerning ENDEXX as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Title and Related Matters. ENDEXX has the right, power, and authority to enter into, and perform its obligations under this Agreement. The execution and delivery of this Agreement by ENDEXX and the performance by ENDEXX of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ENDEXX, or its officers, directors are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ENDEXX to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of ENDEXX upon the Shares to be acquired by GO GREEN.

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Section 2.7 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting ENDEXX, at law or in equity , before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of ENDEXX. ENDEXX does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality that would affect its good title to the common stock exchanged hereunder.

Section 2.8 Contracts. As of the Closing Date, ENDEXX will not be a party to any contract, agreement, commitment or instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, which materially and adversely affects, or in the future may (as far as ENDEXX can now foresee) materially and adversely affect the business, operations, properties, assets or conditions of ENDEXX that would affect its good title to the common stock exchanged hereunder.

Section 2.9 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ENDEXX is a party or to which any of its properties or operations are subject.

Section 2.10 Material Contract Defaults. To the best of ENDEXX’s knowledge and belief, ENDEXX is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to its business, operations, properties, assets or condition, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which ENDEXX has not taken adequate steps to prevent such a default from occurring.

Section 2.11 Governmental Authorizations. ENDEXX has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. No authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ENDEXX of the transactions contemplated hereby.

Section 2.12 Access to Information. ENDEXX has received or had access to all documents, records and other information pertaining to the GO GREEN Common Stock that it requested, and has been given the opportunity to meet or have telephonic discussions with the GO GREEN representatives, to ask questions of them, to receive answers concerning the terms and conditions of this investment and to obtain information that GO GREEN possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to ENDEXX.

Section 2.13 Manner of Sale. At no time was ENDEXX presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to GO GREEN or any investment in GO GREEN common stock.

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Section 2.14 ENDEXX acknowledges that it has been encouraged to seek its own legal and financial counsel to assist it in evaluating this exchange. ENDEXX acknowledges that GO GREEN has given it and its counsel access to all information relating to the GO GREEN’S business that ENDEXX requested. ENDEXX and its designees acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of GO GREEN so that it can make a reasoned decision as to this exchange of the Shares and is capable of evaluating the merits and risks of this purchase. ENDEXX is a sophisticated investor.

Section 2.15 ENDEXX is aware of the restrictions of transferability of the Shares and further understands the certificates of GO GREEN common stock shall bear the following legend.

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ENDEXX understands that the GO GREEN common stock may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act. The share exchange is made pursuant to an exemption from registration under Section 506 of the Securities Act. Endexx is an accredited investor as defined by Section 501 of the Securities Act, or a sophisticated investor under the Securities Act.

ARTICLE Ill

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1 Delivery of ENDEXX and GO GREEN Common Stock Securities. On the Closing Date, GO GREEN shall issue to ENDEXX twenty million shares of common stock in GO GREEN restricted common shares (“GO GREEN Closing Shares”) representing, post-issuance of the Closing Shares, 100.00% of the total number of issued and outstanding GO GREEN common shares, and ENDEXX will convey to GO GREEN ten million (10,000,000) shares of common stock in ENDEXX (the “ENDEXX Closing Shares”) to GO GREEN’s designees Donald Steinberg and Edward Petrullo as follows:

(a) Five million (5,000,000) shares to Donald Steinberg, 5256 South Mission Road, Ste. 703-314, Bonsall, CA 92003; Social Security Number ###-##-####; and,

(b) Five million (5,000,000) shares to Edward Petrullo, 2524 South El Paradiso, #33, Mesa, AZ 85202; Social Security Number ###-##-####.

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Section 3.2 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall be on or about July 10, 2018 or as soon as legally practicable thereafter (“Closing Date”); however, a Closing Date shall not occur beyond December 31, 2018 (“Termination Date”).

Section 3.3 Effective Date. The Effective Date of this transaction is July 10, 2018.

Section 3.4 Termination.

(a) This Agreement may be terminated by the board of directors of GO GREEN or ENDE.XX at any time prior to the Closing Date of the Termination Date if:

(i)	there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii)	any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to this paragraph (a) of this Section 3.4, no obligation, right, or liability shall arise hereunder and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b) This Agreement may be terminated at any time prior to the Closing Date by action of the GO GREEN, or ENDE.XX if either shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.3, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.5 Directors of GO GREEN After Acquisition. Upon the Closing Date, all members of the Board of Directors of GO GREEN shall resign in all capacities effective at Close and acknowledge they have no claims against the Company for any compensation, in any form whatsoever. In addition, such directors shall appoint new officers and directors as designated by ENDEXX at or prior to closing.

ARTICLE IV

SPECIAL MATERIAL COVENANTS

Section 4.1 Access to Properties and Records. Prior to closing, GO GREEN and ENDE.XX will allow each other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as each shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

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Section 4.2 Third Party Consents. GO GREEN and ENDEXX agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section 4.3 Actions Prior and Subsequent to Closing.

(a) From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, GO GREEN and ENDEXX will each use its best efforts to:

(i)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii)	maintain in full force and effect any insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(b) From and after the date of this Agreement until the Closing Date, neither GO GREEN nor ENDEXX will not, without the prior consent of the other:

(i)	except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

(ii)	declare or pay any dividend on its outstanding common shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii)	enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any common shares; or

(v)	purchase or redeem any common shares.

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Section 4.4 Indemnification.

(a) GO GREEN hereby agrees to indemnify ENDEXX, as of the Closing Date, against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it may become subject to or rising out of or based on any inaccuracy appearing in, or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year; and

(b) ENDEXX hereby agrees to indemnify GO GREEN, each of its officers, agents, directors and current shareholders of GO GREEN as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or arising out of or based on any inaccuracy appearing in, or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of one year.

ARTICLEV

CONDITIONS PRECEDENT TO OBLIGATIONS OF ENDEXX

The obligations of ENDEXX under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by GO GREEN in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement) and GO GREEN shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by GO GREEN prior to or at the Closing.

Section 5.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of GO GREEN, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of GO GREEN.

Section 5.3 Liabilities. GO GREEN agrees that at or prior to Closing, it shall satisfy all of its outstanding obligations known by GO GREEN to exist during the term of office of the current officers, so that post closing GO GREEN shall have no known outstanding liabilities.

Section 5.5 Other Items. ENDEXX shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as ENDEXX may reasonably request.

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ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF GO GREEN

The obligations of GO GREEN under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by ENDEXX in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. ENDEXX shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ENDEXX prior to or at the Closing. GO GREEN shall have been furnished with a certificate, signed by ENDEXX and dated the Closing Date, to the foregoing effect.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Brokers and Finders. Each Party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the Parties together in the negotiation, execution, or consummation of this Agreement. The Parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party. Indemnification shall include payment of all costs and reasonable attorney fees.

Section 7.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, United States of America. Any legal action taken to construe or enforce this Agreement shall be in the Courts of the State of California.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to GO GREEN:

GO GREEN ENTERPRISES, INC.
401 Ryland Street, Ste. 200-A
Reno, NV 89502

With a copy to:

Tad Mailander, Esq.
945 4th Avenue, Ste. 311
San Diego, CA 92101

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If to ENDEXX:

ENDEXX CORPORATION, Mr. Todd Davis
38246 North Hazelwood Circle
P.O. Box 4317
Cave Creek, AZ 85331

With a copy to:

Gary Blum, Esq.
Law Offices of Gary L. Blum
3278 Wilshire Boulevard
Suite 603
Los Angeles, CA 90010

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.5 Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the other Party's respective disclosure information delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. This contract is being executed by and between GO GREEN and its designees Donald Steinberg and Edward Petrullo, and ENDEXX; however, and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all Parties hereto.

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Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for one year.

Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section 7.12 Expenses. Each Party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.13 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and does not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any Party without the prior written consent of the other Party.

Section 7.15 Public Announcements. Except as may be required by law, neither Party shall make any public announcement or filing with respect to the transactions provided for herein without the prior written authorization of the other party hereto.

Section 7.16 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the Parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.

Section 7.18 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either Party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

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Section 7.19 Execution Knowing and Voluntary. In executing this Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.20 Amendment. At any time after the Closing Data, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section 7.21 Tax Consequences; Intent for Tax Free Exchange. Each party acknowledges that it has had the opportunity to consult and be advised by its own respective tax counsel and/or accountant with respect to any tax consequences arising from the execution and consummation of this Agreement. The Parties believe that this Agreement will constitute a tax-free reorganization of ENDEXX within the meaning of Internal Revenue Code Sections 351 and 368 (a)(1)(B). However, none of the parties are seeking tax counsel or legal or accounting opinions on whether the Agreement qualifies for tax free treatment and the tax-free treatment of the Agreement is not a condition precedent to the obligations of either GO GREEN or ENDEXX to the Agreement. There can be no assurance that GO GREEN shareholders who receive the ENDEXX Common Stock from ENDEXX will receive tax-free treatment in the exchange. Similarly, there can be no assurance that ENDEXX will receive tax-free treatment in the exchange for its receipt of GO GREEN common stock.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:

see attached California acknowledgment

GO GREEN GLOBAL ENTERPRISES, INC., a Nevada Corporation

By: Arielle Tolchin 8/13/18

Name: **ARIELLE TOLCHIN**

Title: PRESIDENT, SOLE DIRECTOR

ATTEST:

Barbara Allen
07-24-2018

Notary Public State of Arizona
Maricopa County
Barbara Allen
My Commission Expires 01/04/2019

ENDEXX CORPORATION

By: [signature] 7-24-18

Name: **TODD DAVIS**

Title: President, COB

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of SAN DIEGO)

On 8/13/2018 before me, ROBERT C. JOHNSON NOTARY PUBLIC
Date — Here Insert Name and Title of the Officer

personally appeared ARIELLE TOLCHIN
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

ROBERT C. JOHNSON
COMM. #2180727
NOTARY PUBLIC-CALIFORNIA
SAN DIEGO COUNTY
MY COMM. EXPIRES FEBRUARY 18, 2021

Signature [signature]
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document
Title or Type of Document: FIRST AMENDED COMMON STOCK SHARE EXCHANGE AGREEMENT Document Date: 8/13/18
Number of Pages: 15 Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer Is Representing: ______

Signer's Name: ______
☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer Is Representing: ______

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907